Exhibit 10.17(b)


                                                   TSMC/OmniVision Confidential

                                                         CONFIDENTIAL TREATMENT


                              LETTER OF COMFORT

To: Taiwan Semiconductor Manufacturing Company

                                                         Date: October 29, 2003

Re: Commitments to TSMC

Dear Sirs,

We, OmniVision Technologies, Inc., are aware that you have entered into
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Shareholders' Agreement dated October 29,2003 (the "Agreement") with OmniVision
                              ---------------                        ----------
International Holding Ltd. (the "Company"), a 100% owned subsidiary of ours, we
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hereby undertake that during the term of the Agreement:

1. we will continue to maintain our current shareholding in the Company and we undertake to inform you in advance of any decision being taken to dispose of the whole or part of our shareholding in the Company; provided that, in no event shall we [***].

2. we will ensure that the Company at all times meet its obligations in conformity with standards of prudence generally accepted for its field of business;

3. we will not take any action which will result in the Company being unable to carry on its business or otherwise being unable to meet all of its obligations from time to time to you and we hereby undertake to advise you forthwith of any adverse circumstances which may materially affect the continuing operation of the Company;

4. we will use our reasonable best endeavors to provide the Company with such support and resources as may be required for the Company to meet its obligations to you under the Agreement;

5. we will furnish you with our consolidated annual audited financial statements, and with such additional financial information relating to the Company as may be reasonably required pursuant to the terms of the Agreement, including the Company's annual audited financial statements; provided however, that TSMC shall be responsible for reasonable costs associated with preparing any such additional financial information;

6. in case the Company shall be unable for any reason to meet its obligations from time to time to you, we agree that we will either:

a) immediately make funds available, or have funds made available, to the Company in an amount sufficient to enable the Company to meet its obligations to you; or

b) take such other acts as shall be required to enable the Company to meet its obligations to you; and

7.  We will also commit the "Covenant not to compete" as set forth in the
    Article 10 of the Agreement.


*** Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.


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                                                         CONFIDENTIAL TREATMENT


Section 16.11 of the Agreement shall apply to this letter of comfort with respect to the issues of governing law, jurisdiction and venue. You and we agree that neither party shall disclose the existence or any content of this letter of comfort to any third party, unless such disclosure is made to (a) legal and financial advisers on a need-to-know basis; or (b) governmental authorities, but only to the extent necessary for compliance with applicable laws including securities laws.


Yours faithfully,

For and on behalf of
OmniVision Technologies, Inc.
-----------------------------

By:
     Name:
     Title:

Acknowledged and agreed:

Taiwan Semiconductor Manufacturing Company
------------------------------------------

By:
     Name:
     Title:



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